UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2021

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)
Preferred Shares Purchase Rights	N/A	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2021, The ODP Corporation (“ODP” or the “Company”) entered into a Cooperation Agreement (the “Agreement”) with HG Vora Capital Management, LLC (“HG Vora”).

Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) increased the size of the Board to ten directors and appointed Marcus B. Dunlop (the “HG Vora Designee”) to the Board to fill the resulting vacancy effective as of January 26, 2021 with a term expiring at the 2021 annual meeting of shareholders of the Company (the “2021 Annual Meeting”).

Additionally, except in the event HG Vora (together with any affiliates of HG Vora) ceases to own at least 5% of the Company’s then outstanding shares of common stock (the “Company Ownership Level Minimum”) or HG Vora has materially breached the Agreement and failed to cure such breach within 5 business days of notice thereof, the Board has agreed to nominate the HG Vora Designee for election as one of the directors of the Company at the 2021 Annual Meeting (as one of a total of not more than 10 candidates for election to the Board at the 2021 Annual Meeting) and not to increase the size of the Board to more than 10 directors prior to, from and after the opening of the polls at the 2021 Annual Meeting.

During the term of the Agreement, so long as HG Vora (together with any affiliates of HG Vora) does not cease to satisfy the Company Ownership Level Minimum, HG Vora has not materially breached the Agreement and failed to cure such breach within 5 business days of notice thereof, and the HG Vora Designee is a member of the Board, the Board may not form a Transaction Committee, Executive Committee or any other committee with functions similar to those customarily granted to a Transaction Committee or Executive Committee without offering to the HG Vora Designee the opportunity to be a member of such committee, and any consideration of mergers, acquisitions or dispositions of material assets, or other extraordinary transactions must take place only at the full Board level or in committees of which the HG Vora Designee is a member.

In the event the HG Vora Designee (or any replacement director appointed in accordance with the provisions of the Agreement) is unable to serve, resigns or is removed as a director during the term of the Agreement, HG Vora has the ability to recommend a replacement director who is a “Partner” or more senior member of HG Vora and meets the conditions set forth in the Agreement (a “Replacement Director”), so long as HG Vora (together with any affiliates of HG Vora) satisfies the Company Ownership Level Minimum and HG Vora has not materially breached the Agreement and failed to cure such breach within 5 business days of notice thereof.

The Agreement provides that the HG Vora Designee must offer to resign from the Board on December 31, 2021 or, if earlier, if (a) HG Vora (together with any affiliates of HG Vora) ceases to satisfy the Company Ownership Level Minimum, (b) HG Vora otherwise ceases to comply with or breaches any material provision of the Agreement or (c) HG Vora submits a notice of director nominations in connection with the 2022 annual meeting of shareholders of the Company (the “2022 Annual Meeting”). Prior to his appointment to the Board, Mr. Dunlop executed an irrevocable resignation effective upon the earliest of (i) such time as HG Vora (together with any affiliates of HG Vora) ceases to satisfy the Company Ownership Level Minimum, (ii) such time as HG Vora otherwise ceases to comply with or breaches any material provision of the Agreement, (iii) such time as HG Vora submits a notice of director nominations in connection with the 2022 Annual Meeting and (iv) December 31, 2021 (the “Irrevocable Resignation”).

The Agreement terminates on the earlier of (i) the date that is 14 days prior to the first date on which shareholders are permitted under the Company’s bylaws to submit director nominations for the 2022 Annual Meeting and (ii) December 31, 2021, but, if HG Vora (together with any affiliates of HG Vora) ceases to satisfy the Company Ownership Level Minimum, the Agreement will immediately terminate.

During the term of the Agreement, HG Vora agrees to vote all of its shares of the Company’s common stock in favor of recommendations of the Board with respect to (i) each appointment, election of directors and any removal of directors, (ii) the ratification of the appointment of the Company’s independent registered public accounting firm, (iii) the Company’s “say on pay” proposal, (iv) the Company’s Long-Term Incentive Plan and (v) any other Company proposal or shareholder proposal (except any proposals to amend, adopt or extend any shareholder rights agreement) (“Other Proposals”) unless, solely with respect to any Other Proposal, both Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) recommend against the Board’s recommendation with respect to such Other Proposal, in which case HG Vora will be permitted to vote in accordance with the ISS or Glass Lewis recommendation. In addition, HG Vora agrees, subject to certain exceptions, to comply with certain customary standstill provisions, including, among other things, that HG Vora will not, and will cause its affiliates, associates and representatives acting on behalf or at the best of HG Vora, its affiliates or associates not to:

•	make, participate in or encourage any solicitation of proxies or consents;

•	own in excess of 9.9% of then-outstanding shares of the Company’s common stock;

•

engage in a sale of the securities of the Company that would result in a third party owning or controlling more than 5% of the then outstanding shares of the Company’s common stock, subject to certain exceptions,

•

effect, propose, participate in or facilitate any tender or exchange offer, merger, sale or acquisition of material assets or other extraordinary transaction involving the Company or any of its subsidiaries, subject to certain exceptions (provided that HG Vora may tender shares into any tender or exchange offer, subject to certain exceptions);

•

seek representation on the Board, seek or encourage the removal of any member of the Board, except as set forth in the Agreement, or seek or request the extension of any deadline for director nominations;

•	make or take any action in support of any proposal or request aimed at changing or influencing the Board, management, business strategy, policies or corporate governance of the Company;

•	take any actions which could cause the Company to make a public announcement regarding any of the foregoing, or publicly seek or request permission to do any of the foregoing; or

•

make any public communication in opposition to any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination or any financing transaction, in each case involving the Company or any of its affiliates and approved by the Board.

The standstill provisions in the Agreement do not prevent HG Vora from communicating privately with the Board.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Pursuant to the Agreement described in Item 1.01 above, the Board increased the size of the Board to ten directors and appointed Marcus B. Dunlop to the Board to fill the resulting vacancy effective as of January 26, 2021 with a term expiring at the 2021 Annual Meeting.

In connection with his appointment as a director, Mr. Dunlop is entitled to receive the pro rata portion of the standard compensation for service on the Board by the Company’s non-management directors for the period from January 26, 2021 through the date of the next annual meeting of shareholders. Mr. Dunlop has waived his right to compensation as a member of the Board. All non-management directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

The Company expects Mr. Dunlop to enter into a standard director and officer indemnification agreement that it has with its directors and officers. A copy of the Company’s form of director and officer indemnification agreement was filed as Exhibit 10.63 to the Company’s Form 10-K filed on February 28, 2018.

Other than the Agreement and the Irrevocable Resignation, there are no arrangements or understandings between Mr. Dunlop and any other persons pursuant to which Mr. Dunlop was selected as a director. Other than the Agreement and the Irrevocable Resignation, there are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and Mr. Dunlop, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On January 26, 2021, the Company issued a press release announcing the appointment of Marcus B. Dunlop to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Cooperation Agreement, by and among HG Vora Capital Management, LLC and The ODP Corporation, dated January 25, 2021.

Exhibit 99.1	Press Release of The ODP Corporation, dated January 26, 2021.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: January 26, 2021	/s/ N. DAVID BLEISCH
	Name:	N. David Bleisch
	Title:	EVP, Chief Legal & Administrative Officer

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